UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2010 (July 2, 2010)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 2, 2010, HT Acquisition Corp. (“Purchaser”), a wholly-owned subsidiary of Endo Pharmaceuticals Holdings Inc. (“Endo”), completed its tender offer (the “Offer”) for all outstanding shares of common stock, without par value (the “Shares”), of HealthTronics, Inc. (“HealthTronics”), at a price of $4.85 per Share, net to the seller in cash (less any required withholding taxes and without interest) (the “Offer Price”), pursuant to the terms of the Agreement and Plan of Merger, dated as of May 5, 2010, by and among Endo, Purchaser and HealthTronics (the “Merger Agreement”). The Offer expired at 5:00 p.m., New York City time, on July 1, 2010. Endo was advised by the depositary for the Offer that, as of the expiration of the Offer, a total of approximately 42,416,138 Shares were validly tendered and not withdrawn, representing approximately 93.4% of the Shares outstanding (including 4,699,604 Shares delivered through notices of guaranteed delivery, representing approximately 10.3% of the Shares outstanding). On July 2, 2010, Endo announced that Purchaser had accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to the expiration of the Offer. On that same day, Purchaser paid $205,718,269 in aggregate cash consideration for the Shares tendered to the depositary.

On July 2, 2010, Endo also announced that Purchaser had commenced a subsequent offering period for all remaining untendered Shares. The subsequent offering period will expire at 5:00 p.m., New York City time, on July 9, 2010.

The same Offer Price per Share offered in the initial offering period of the Offer will be paid during the subsequent offering period. Purchaser will immediately accept for payment all Shares validly tendered during this subsequent offering period, and payment will be made promptly after acceptance, in accordance with the terms of the Offer. Procedures for tendering Shares during the subsequent offering period are the same as during the initial offering period with two exceptions: (1) Shares cannot be delivered by the guaranteed delivery procedure, and (2) pursuant to Rule 14d-7(a)(2) promulgated under the Securities Exchange Act of 1934, as amended, Shares tendered during the subsequent offering period may not be withdrawn.

The $205,718,269 in aggregate cash consideration payable to holders of Shares tendered during the initial offering period has been, and any cash payable to holders of Shares tendered during the subsequent offering period and for Shares to be converted into the right to receive the Offer Price upon the merger of Purchaser with and into HealthTronics pursuant to the Merger Agreement, whereby HealthTronics will become a wholly-owned subsidiary of Endo (the “Merger), will be, provided by cash on hand at Endo and its subsidiaries.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Endo Pharmaceuticals Holdings Inc. dated July 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/S/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: July 2, 2010

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release of Endo Pharmaceuticals Holdings Inc. dated July 2, 2010